   As filed with the Securities and Exchange Commission on January 28, 1999.
                                                    REGISTRATION  NO. 33-_______



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              IMCO RECYCLING INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                                           75-2008280
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)


                     5215 NORTH O'CONNOR BLVD., SUITE 940
                       CENTRAL TOWER AT WILLIAMS SQUARE
                             IRVING, TEXAS  75039
                                (214) 869-6575
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                  IMCO RECYCLING INC. 1992 STOCK OPTION PLAN
               (AS AMENDED DECEMBER 15, 1994; FEBRUARY 28, 1996;
               FEBRUARY 25, 1997; MAY 13, 1997 AND MAY 13, 1998)
                             (Full Title of Plan)


                                PAUL V. DUFOUR
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              IMCO RECYCLING INC.
                     5215 NORTH O'CONNOR BLVD., SUITE 940
                       CENTRAL TOWER AT WILLIAMS SQUARE
                             IRVING, TEXAS  75039
                                (214) 869-6575
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                With copies to:
                           HAYNES AND BOONE, L.L.P.
                          1000 LOUISIANA, SUITE 4300
                             HOUSTON, TEXAS  77002
                           ATTN:  MARC H. FOLLADORI
                                (713) 547-2000



                                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                           Proposed Maximum      Amount of
                           Title of                                       Aggregate Offering  Registration Fee
                 Securities to be Registered                                  Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share      400,000 shares  $13,344         $5,337,600          $1,483.85
===============================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) The 400,000 shares registered hereby represent additional shares issuable pursuant to the Company's 1992 Stock Option Plan. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on January 27, 1998, as reported on the New York Stock Exchange composite tape ($13.344 per share).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     IMCO Recycling Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 33-76780) filed with the Securities and Exchange Commission (the "Commission") on March 23, 1994 (the "1994 Form S-8"). The Company also incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 333-00075) filed with the Securities and Exchange Commission (the "Commission") on January 5, 1996 (the
"1996 Form S-8").    The Company also incorporates by reference the description of the Company's common stock, par value $0.10 per share (the "Common Stock"), set forth under the caption "Description of Capital Stock--Common Stock" in the Company's registration statement on Form S-2, dated June 11, 1992 (Registration No. 33-48571).



                   IMCO RECYCLING INC. 1992 STOCK OPTION PLAN
      (As Amended December 15, 1994; February 28, 1996; February 25, 1997;
                         May 13, 1997 and May 13, 1998)


     By means of the 1994 Form S-8, the Company registered 600,000 shares of Common Stock pursuant to its 1992 Stock Option Plan (the "1992 Plan"). By means of the 1996 Form S-8, the Company registered 550,000 shares of Common Stock pursuant to its 1992 Plan. This Registration Statement registers an additional 400,000 shares of Common Stock issuable pursuant to the 1992 Plan, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 13, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on December 18, 1998.

                                    IMCO RECYCLING INC.


                                    By:  /S/ PAUL V. DUFOUR
                                       ----------------------------------------
                                         Paul V. Dufour
                                         Executive Vice President - Finance and
                                         Administration Chief Financial
                                         Officer and Secretary
                                         (Principal Financial Officer)


                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Don V. Ingram and Paul V. Dufour and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 18, 1998.


        SIGNATURE                               TITLE
        ---------                               -----

   /S/ DON V. INGRAM
-------------------------     Director, Chairman of the Board of Directors
       Don V. Ingram          and Chief Executive Officer


   /S/ RICHARD L. KERR
-------------------------     President and Chief Operating Officer
       Richard L. Kerr


   /S/ PAUL V. DUFOUR
-------------------------     Executive Vice President - Finance and
       Paul V. Dufour         Administration Chief Financial Officer and
                              Secretary (Principal Financial Officer)


   /S/ ROBERT R. HOLIAN
-------------------------     Vice President and Controller (Principal
       Robert R. Holian       Accounting Officer)


   /S/ JACK M. BRUNDRETT
-------------------------     Director
       Jack M. Brundrett


   /S/ JOHN J. FLEMING
-------------------------     Director
       John J. Fleming


   /S/ STEVE BARTLETT
-------------------------     Director
       Steve Bartlett

   /S/ RALPH L. CHEEK
-------------------------     Director
       Ralph L. Cheek


   /S/ DON NAVARRO
-------------------------     Director
       Don Navarro


   /S/ JACK C. PAGE
-------------------------     Director
       Jack C. Page


   /S/ THOMAS A. JAMES
-------------------------     Director
       Thomas A. James

                               INDEX TO EXHIBITS


Exhibit         Description
-------         -----------
  4.1           Specimen certificate for shares of the Company's common stock, par value $0.10 per share. Exhibit 4.1 to the Company's
                Registration Statement on Form S-2 (No. 33-48571) is incorporated herein by reference.

  4.2 The Company's 1992 Stock Option Plan (As Amended December 15, 1994; February 28, 1996; February 25, 1997; May 13, 1997 and May
                13, 1998).

  5.1           Opinion of Haynes and Boone, L.L.P.

 23.1           Consent of Ernst & Young LLP

 23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

 24.1           Power of Attorney (included on the signature page hereto).